# ASSIGNMENT AND AMENDMENT OF EMPLOYMENT AGREEMENT

This ASSIGNMENT AND AMENDMENT TO EMPLOYMENT AGREEMENT shall assign and amend the Employment Agreement dated as of the 1st, day of April, 2006 by and between Ronald DeSerranno an individual residing at 5201 North Cimarron Drive, Beverly Hills, Florida 34465 ("DeSerranno) and, Mobiform Software, Ltd a British Columbia (hereinafter referred to as "Mobiform Canada")

WITNESSETH

WHEREAS, DeSerranno entered into an employment agreement with Mobiform Canada. Effective as of April 1, 2006 (the "Employment Agreement"); and

WHEREAS, DeSerranno and Mobiform Canada are desirous of assigning the Employment Agreement to Mobiform Software, Inc., a Delaware corporation (the "Company") and the Company is agreeing to assume all of the obligations of the Employment Agreement; and

WHEREAS, DeSerranno and the Company are desirous of amending the Employment Agreement as assigned as set forth below;

NOW, THEREFORE, the parties agree as follows:

1. Mobiform Canada hereby assigns all of its rights in the Employment Agreement to the Company.

2. The Company hereby assumes all of the obligations of Mobiform Canada under the Employment Agreement.

3. The Employment Agreement is hereby amended as follows:

    a. The Employment Agreement is extended to March 31, 2009.

    b. DeSerranno's annual compensation shall be increased from $115,000 to $150,000.

    c. In addition to the five (5) year warrants set forth in the Employment Agreement, DeSerranno shall be issued warrants to purchase an additional Three Million Five Hundred Thousand (3,500,000) shares at seventy five ($0.75) per share. The Warrant will vest in accordance with its terms and may be exercised on a "cashless" basis in accordance with its terms.

    d. The Employment Agreement shall be governed by the laws of the state of Florida.

4. All of the other terms and conditions of the Employment Agreement shall, as assigned, remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of this 31st day of March, 2007.

MOBIFORM SOFTWARE, LTD.
(Assignor)

By: /s/ Francis V. Lorenzo
Francis V. Lorenzo
Secretary

EMPLOYEE

/s/ Ronald DeSerranno
Ronald DeSerranno

MOBIFORM SOFTWARE, INC.
(Assignee)

By: /s/Francis V. Lorenzo
Francis V. Lorenzo
Secretary

EMPLOYEE

/s/ Ronald DeSerranno
Ronald DeSerranno